Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-     ) pertaining to the Broadway Financial Corporation 2018 Long-Term Incentive Plan of our report dated March 26, 2018, relating to the consolidated financial statements of Broadway Financial Corporation and Subsidiary, which report expresses an unqualified opinion, appearing in the Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Moss Adams LLP

San Francisco, California
January 29, 2019